UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terra Centre 600 Fourth Street, P.O. Box 6000 Sioux City, Iowa	51102-6000
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (712) 277-1340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	On January 8, 2008, we filed a Form 8-K announcing that Francis G. Meyer would retire on April 4, 2008. Mr. Meyer served as Chief Financial Officer of Terra Industries Inc. (“Terra”) from 1993 to 2007 and then held the position of Executive Vice President of Terra from 2007 until the present time. On April 1, 2008, in connection with his retirement, Terra entered into a Consulting and Non-Competition Agreement with Mr. Meyer (the “Agreement”). During Mr. Meyer’s employment with Terra, he has been a key component of Terra’s success and has played a key role in increasing shareholder value. The Compensation Committee (the “Committee”) of the Board of Directors of Terra determined that it would be in the best interests of Terra to retain certain services of Mr. Meyer in a limited capacity after his retirement, and to prevent Mr. Meyer from using the special skills and knowledge that he gained while working for Terra to work for a competitor. The Agreement supersedes and replaces the Employment Severance Agreement between Terra and Mr. Meyer, dated October 5, 2006, and governs the terms of Mr. Meyer’s consulting relationship with Terra.

The Agreement has an initial term beginning on April 5, 2008 and ending on April 5, 2009. The term of the Agreement may be extended by mutual written agreement between Terra and Mr. Meyer. During the period that Mr. Meyer provides consulting services to Terra, Mr. Meyer will report to Terra’s CEO, and Terra’s CEO will determine Mr. Meyer’s consulting duties.

During the initial term, Mr. Meyer will be entitled to $1,400 for each day that he provides consulting services to Terra, with a minimum aggregate payment during the initial term of the Agreement of $50,400. In order to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, any unearned portion of the minimum aggregate payment will be paid to Mr. Meyer on March 15, 2009, although Mr. Meyer will remain obligated to provide consulting services to Terra through April 5, 2009. If the Agreement is terminated prior to March 15, 2009 by Mr. Meyer for any reason other than his death or disability, Terra will make a payment to Mr. Meyer of the unearned portion of the minimum aggregate payment, prorated through the date of termination of the Agreement. If the Agreement is terminated prior to March 15, 2009 due to Mr. Meyer’s death or disability or by Terra for any reason other than cause (as defined in Mr. Meyer’s Employment Severance Agreement), Terra will make a payment to Mr. Meyer equal to the unpaid portion of the minimum aggregate payment, if any, as well as any earned but unpaid daily consulting fees in excess of the minimum aggregate payment.

The Agreement contains non-competition and non-solicitation provisions that apply through July 26, 2010.

Pursuant to the Agreement, the restricted share awards and performance share awards that were previously made to Mr. Meyer will be available to vest pursuant to their terms as if Mr. Meyer remained employed by Terra during the period that Mr. Meyer is providing consulting services to Terra and during the period that he is restricted from competing with Terra. If Mr. Meyer does not continue to provide consulting services through April 5, 2009 (other than due to his death or disability) or if he violates the non-competition or non-solicitation provisions of the Agreement, the restricted share awards and performance share awards will be forfeited.

The above summary of the Agreement is qualified in its entirety by reference to the complete terms and provisions of such agreement which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit
10.1	Consulting and Non-Competition Agreement with Francis G. Meyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TERRA INDUSTRIES INC.

/s/ John W. Huey
John W. Huey
Vice President, General Counsel and Corporate Secretary

Date: April 1, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Consulting and Non-Competition Agreement with Francis G. Meyer

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